Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post-Effective Amendment No. 2 to this Registration Statement on Form S-1 of our report dated March 29, 2011, relating to the financial statements of Dewmar International BMC, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/ LL Bradford & Company, LLC

Las Vegas, Nevada

May 4, 2011